THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

                             LASER ENERGETICS, INC.

                              Convertible Debenture

                                November___, 2007

No. CCP-001                                                          $250,000.00

      This Convertible Debenture is issued by Laser Energetics, Inc., a Florida corporation (the "Company"), to TREY RESOURCES, INC. (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

      Section 1.01 Principal and Interest. For value received, on November 16, 2004, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Two Hundred Fifty Thousand Dollars (US$250,000). This Debenture bears interest at a rate of 3% per annum (computed on the basis of a 365-day year and the actual days elapsed). At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the 5th year anniversary from the date hereof or (b) converted in accordance with
Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Class A Common Stock (the "Common Stock") in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion (which provision may be waived by the Holder by written notice from the Holder to the Company, which notice shall be effective 61 days after the date of such notice). This limitation shall not apply to an automatic conversion pursuant to Section 4.03 hereof.

      Section 1.02 Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture into shares (the "Conversion Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), at a conversion price equal to fifty percent (50%) of the average closing bid price of the Company's Class A Common Stock, as quoted by Bloomberg, LP (the "ACBP"), during the four (4) Trading Days immediately preceding the Conversion Date (as defined herein) once the Company's Class A Common Stock is listed on the Principal Market. As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

      Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty
(30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

      Section 1.04 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended.

      Section 1.05 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

      Section 1.06 Interest Payments. Accrued interest shall be paid at the time of maturity or conversation to the person in whose name this Debenture is registered. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form


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

of common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Conversion Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

                                  ARTICLE II.

      Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

                                  ARTICLE III.

      Section 3.01 Events of Default. An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; or (d) events of bankruptcy or insolvency. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture, convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

                                  ARTICLE IV.

      Section 4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of closing, into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above.

      Section 4.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

      Section 4.03 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the 5th year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.


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

                                   ARTICLE V.

      Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

                                  ARTICLE VI.

      Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:             Laser Energetics, Inc.
                                   3535 Quakerbridge Road - Suite 601
                                   Mercerville, NJ 08619
                                   Attention: Robert D. Battis
                                   Telephone: (609) 587-8250
                                   Facsimile: (609) 587-9315

With a copy to:                    Stark & Stark PC
                                   PO Box 5315
                                   Princeton, NJ 08543
                                   Attention: Rachel L. Stark, Esq.
                                   Telephone: (609) 895-7348
                                   Facsimile: (609) 895-7395

If to the Holder:                  Trey Resources, Inc.
                                   293 Eisenhower Parkway
                                   Livingston, New Jersey  07039
                                   Attention: Mark Meller

                                   Telephone:
                                   Facsimile:

      Section 6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

      Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

      Section 6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.


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

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Compensation Debenture as of the date first written above.

                                             LASER ENERGETICS, INC.


                                             By: /s/ Robert D. Battis
                                                 -------------------------------
                                                 Name:  Robert D. Battis
                                                 Title: President & CEO


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

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (To be executed by the Holder in order to Convert the Debenture)

TO:

      The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Debenture into Shares of Common Stock of Laser Energetics, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:                           _____________________________________

Applicable Conversion Price:               _____________________________________

Signature:                                 _____________________________________

Name:                                      _____________________________________

Address:                                   _____________________________________

Amount to be converted:                   $_____________________________________

Amount of Debenture unconverted:          $_____________________________________

Conversion Price per share:               $_____________________________________

Number of shares of Common Stock to be
issued:                                   _____________________________________

Please issue the shares of Common Stock
in the following name and to the
following address:                        _____________________________________

Issue to:                                 _____________________________________

Authorized Signature:                     _____________________________________

Name:                                     _____________________________________

Title:                                    _____________________________________

Phone Number:                             _____________________________________

Broker DTC Participant Code:              _____________________________________

Account Number:                           _____________________________________


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